PRESS RELEASE

INVESTOR CONTACT: Greg Klaben Vice President of Investor Relations (831) 458-7533	MEDIA CONTACT: Karen Auby Senior Manager of Public Relations (831) 458-7814

Plantronics Announces Second Quarter Fiscal Year 2013 Results
Earnings per Share Exceeds Guidance, Unified Communications Net Revenues Grow 35% Year-over-Year

SANTA CRUZ, CA - October 30, 2012 - Plantronics, Inc. (NYSE: PLT) today announced second quarter fiscal year 2013 results.
The following comparisons are to the second quarter of fiscal year 2012:

•	Net revenues were $179.3 million, an increase of 1% compared with $176.9 million.

•	GAAP gross margin was 54.2% compared with 55.9%; non-GAAP gross margin was 54.7% compared with 56.3%.

•	GAAP operating income was $34.5 million; non-GAAP operating income was $39.9 million.

•	GAAP diluted earnings per share (“EPS”) was $0.61, an increase of $0.01 and 2%.

◦	Guidance provided on August 6, 2012 was $0.54 to $0.59.

•	Non-GAAP diluted EPS was $0.70, an increase of $0.03 per share and 4%.

◦	Guidance provided on August 6, 2012 was $0.63 to $0.68.

Q2 GAAP Results

	Q2 2013		Q2 2012		Change (%)
Net revenues	$179.3	million	$176.9	million	1.3%
Operating income	$34.5	million	$36.9	million	(6.5)%
Operating margin	19.3%		20.9%
Diluted EPS	$0.61		$0.60		1.7%

Q2 Non-GAAP Results

	Q2 2013		Q2 2012		Change (%)
Operating income	$39.9	million	$41.5	million	(3.9)%
Operating margin	22.3%		23.5%
Diluted EPS	$0.70		$0.67		4.5%

A reconciliation between our GAAP and non-GAAP results is provided in the tables at the end of this press release.

“We achieved another strong quarter of growth in Unified Communications (“UC”) net revenues, despite a challenging economic environment,” said Ken Kannappan, President & CEO. “Our innovation in the UC market continues to yield new partnerships, applications and products which deliver on our brand promise to simplify communications while increasing organizational productivity.”

“Our second quarter non-GAAP operating margin was towards the high end of our long-term target range of 20% to 23%,” said Pam Strayer, Senior Vice President and Chief Financial Officer. “We will continue to manage expenses for an uncertain economic environment and will strive to maintain our long-term operating margin target.”

Office and Contact Center (“OCC”) weakness in Asia Pacific and Europe was offset by stronger OCC net revenues in the U.S., resulting in a 2% decrease in OCC net revenues to $133.1 million in the second quarter of fiscal year 2013 compared with $136.4 million in the second quarter of fiscal year 2012. Net revenues from UC products, a subset of OCC, grew by 35% to $30.1 million in the second quarter of fiscal year 2013 compared with $22.4 million in the second quarter of fiscal year 2012.

Mobile net revenues were $33.3 million in the second quarter of fiscal year 2013, an increase of $5.0 million, or 18%, from $28.3 million in the second quarter of fiscal year 2012 primarily as a result of an increase in the overall Bluetooth category at U.S. Retail, driven by an increase in stereo headsets.

Dividend Announcement

We also announced that our Board of Directors declared a quarterly dividend of $0.10 per share. The dividend will be payable on December 10, 2012 to stockholders of record at the close of business on November 20, 2012.

Business Outlook

The following statements are based on our current expectations and many of these statements are forward-looking. Actual results are subject to a variety of risks and uncertainties and may differ materially from our expectations.

We have a “book and ship” business model whereby we ship most orders to customers within 48 hours of receipt of those orders, and, therefore, the level of backlog does not provide reliable visibility into potential future revenues.

Our December quarter has historically been a stronger quarter than the September quarter, and the current bookings trend supports our belief that net revenues will be in the ranges below. Our business is inherently difficult to forecast, particularly with continuing uncertainty in global economic conditions, and there can be no assurance that expectations of incoming orders over the balance of the current quarter will materialize.

Subject to the foregoing, we currently expect the following range of financial results for the third quarter of fiscal year 2013:

•	Net revenues of $183 million to $190 million;

•	GAAP operating income of $31 million to $35 million;

•	Non-GAAP operating income of $37 million to $41 million, excluding the impact of $6 million from both stock-based compensation and accelerated depreciation from GAAP operating income;

•	Assuming approximately 42.9 million diluted average weighted shares outstanding:

•	GAAP diluted EPS of $0.54 to $0.61;

•	Non-GAAP diluted EPS of $0.63 to $0.70; and

•	Cost of stock-based compensation and accelerated depreciation to be approximately $0.09 per diluted share.

Please see our new Investor Relations Presentation available on our corporate website at www.plantronics.com/ir.

Conference Call Scheduled to Discuss Financial Results

We have scheduled a conference call to discuss second quarter fiscal year 2013 results. The conference call will take place today, October 30, 2012, at 2:00 PM (Pacific Time). All interested investors and potential investors in our stock are invited to participate. To listen to the call, please dial in five to ten minutes prior to the scheduled starting time and refer to the "Plantronics Conference Call."  Participants from North America should call (888) 301-8736 and other participants should call (706) 634-7260.

A replay of the call with the conference ID # 23793037 will be available until November 30, 2012 at (855) 859-2056 for callers from North America and at (404) 537-3406 for all other callers. The conference call will also be simultaneously webcast in the Investor Relations section of our corporate website at www.plantronics.com/ir, and the webcast of the conference call will remain available on our website for 30 days.

Use of Non-GAAP Financial Information

For the periods presented, we have excluded certain non-cash expenses and charges, net of tax, including stock-based compensation related to stock options, restricted stock and employee stock purchases, purchase accounting amortization and accelerated depreciation from non-GAAP operating income, non-GAAP operating margin and non-GAAP diluted EPS.  We exclude these expenses from our non-GAAP measures primarily because management does not consider them as part of our target operating model.  We believe that the use of non-GAAP financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results to our long-term target operating model goals. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, gross margin, operating income, operating margin, the effective tax rate, net income or EPS prepared in accordance with GAAP.

Safe Harbor

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to (i) our expenses and our long-term operating margin target, (ii) our estimates of GAAP and non-GAAP financial results for the third quarter of fiscal year 2013, including net revenues, operating income and diluted EPS; (iii) our estimates of stock-based compensation and accelerated depreciation for the third quarter of fiscal year 2013, as well as the impact of these non-cash expenses on Non-GAAP operating income and diluted EPS; and (iv) our estimate of weighted average shares outstanding for the third quarter of fiscal year 2013, in addition to other matters discussed in this press release that are not purely historical data. We do not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. Among the factors that could cause actual results to differ materially from those contemplated are:

•	Micro and macro economic conditions in our domestic and international markets;

•
our ability to realize our UC plans and to achieve the financial results projected to arise from UC adoption could be adversely affected by the following factors: (i) as UC becomes more widely adopted, the risk that competitors will offer solutions that will effectively commoditize our headsets which, in turn, will reduce the sales prices for our headsets; (ii) UC solutions may not be adopted with the breadth and speed in the marketplace that we currently anticipate; (iii) the development of UC solutions is technically complex and this may delay or inhibit our ability to introduce solutions to the market on a timely basis and that are cost effective, feature rich, stable and attractive to our customers; (iv) as UC becomes more widely adopted we anticipate that competition for market share will increase, and some competitors may have superior technical and economic resources; and, (v) our plans are dependent upon adoption of our UC solution by major platform providers such as Microsoft Corporation, Cisco Systems, Inc., Avaya, Inc., Alcatel-Lucent, and IBM, and we have a limited ability to influence such providers with respect to the functionality of their platforms, their rate of deployment, and their willingness to integrate their platforms with our solutions, and our support expenditures may substantially increase over time due to the complex nature of the platforms developed by the major UC providers as these platforms continue to evolve and become more commonly adopted;

•
failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts and materials to meet demand without having excess inventory or incurring cancellation charges;

•	volatility in prices from our suppliers, including our manufacturers located in China, have and could negatively affect our profitability and/or market share;

•	fluctuations in foreign exchange rates;

•	with respect to our stock repurchase program, prevailing stock market conditions generally, and the price of our stock specifically;

•	the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers; and,

•
additional risk factors including: interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, the inherent risks of our substantial foreign operations, and problems that might affect our manufacturing facilities in Mexico.

For more information concerning these and other possible risks, please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 25, 2012 and other filings with the Securities and Exchange Commission, as well as recent press releases. These filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html.

Financial Summaries

The following related charts are provided:

•	Summary Unaudited Condensed Consolidated Financial Statements

•	Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures

•	Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and Other Unaudited GAAP Data

About Plantronics

Plantronics is a global leader in audio communications for businesses and consumers. We have pioneered new trends in audio technology for over 50 years, creating innovative products that allow people to simply communicate. From Unified Communication solutions to Bluetooth headsets, we deliver uncompromising quality, an ideal experience, and extraordinary service. Plantronics is used by every company in the Fortune 100, as well as 911 dispatch, air traffic control and the New York Stock Exchange. For more information, please visit www.plantronics.com or call (800) 544-4660.

Plantronics and the logo design are trademarks or registered trademarks of Plantronics, Inc. The Bluetooth name and the Bluetooth trademarks are owned by Bluetooth SIG, Inc. and are used by Plantronics, Inc. under license. All other trademarks are the property of their respective owners.

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Net revenues	$179,280	$176,948	$360,645	$352,548
Cost of revenues	82,052	77,982	165,721	159,524
Gross profit	97,228	98,966	194,924	193,024
Gross profit %	54.2%	55.9%	54.0%	54.8%

Research, development and engineering	19,581	17,651	39,277	34,557
Selling, general and administrative	43,130	44,418	89,034	86,534
Total operating expenses	62,711	62,069	128,311	121,091
Operating income	34,517	36,897	66,613	71,933
Operating income %	19.3%	20.9%	18.5%	20.4%

Interest and other income (expense), net	275	(58)	287	583
Income before income taxes	34,792	36,839	66,900	72,516
Income tax expense	8,868	9,318	17,413	18,264
Net income	$25,924	$27,521	$49,487	$54,252

% of net revenues	14.5%	15.6%	13.7%	15.4%

Earnings per common share:
Basic	$0.62	$0.62	$1.19	$1.19
Diluted	$0.61	$0.60	$1.16	$1.16

Shares used in computing earnings per common share:
Basic	41,482	44,556	41,571	45,664
Diluted	42,403	45,717	42,521	46,950

Effective tax rate	25.5%	25.3%	26.0%	25.2%

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED BALANCE SHEETS
	September 30,	March 31,
	2012	2012
ASSETS
Cash and cash equivalents	$207,929	$209,335
Short-term investments	152,500	125,177
Total cash, cash equivalents and short-term investments	360,429	334,512
Accounts receivable, net	108,070	111,771
Inventory, net	61,639	53,713
Deferred tax assets	11,218	11,090
Other current assets	13,131	13,088
Total current assets	554,487	524,174
Long-term investments	38,775	55,347
Property, plant and equipment, net	89,766	76,159
Goodwill and purchased intangibles, net	16,692	14,388
Other assets	2,694	2,402
Total assets	$702,414	$672,470

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$30,435	$34,126
Accrued liabilities	53,449	52,067
Total current liabilities	83,884	86,193
Deferred tax liabilities	2,494	8,673
Long-term income taxes payable	13,115	12,150
Revolving line of credit	29,000	37,000
Other long-term liabilities	1,141	1,210
Total liabilities	129,634	145,226
Stockholders' equity	572,780	527,244
Total liabilities and stockholders' equity	$702,414	$672,470

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

GAAP Gross profit	$97,228	$98,966	$194,924	$193,024
Stock-based compensation	526	559	1,122	1,105
Accelerated depreciation	318	—	442	—
Purchase accounting amortization	—	62	—	187
Non-GAAP Gross profit	$98,072	$99,587	$196,488	$194,316
Non-GAAP Gross profit %	54.7%	56.3%	54.5%	55.1%

GAAP Research, development and engineering	$19,581	$17,651	$39,277	$34,557
Stock-based compensation	(1,256)	(1,028)	(2,380)	(1,975)
Accelerated depreciation	(226)	—	(283)	—
Non-GAAP Research, development and engineering	$18,099	$16,623	$36,614	$32,582

GAAP Selling, general and administrative	$43,130	$44,418	$89,034	$86,534
Stock-based compensation	(3,080)	(2,921)	(5,980)	(5,607)
Purchase accounting amortization	—	(71)	—	(142)
Non-GAAP Selling, general and administrative	$40,050	$41,426	$83,054	$80,785

GAAP Operating expenses	$62,711	$62,069	$128,311	$121,091
Stock-based compensation	(4,336)	(3,949)	(8,360)	(7,582)
Accelerated depreciation	(226)	—	(283)	—
Purchase accounting amortization	—	(71)	—	(142)
Non-GAAP Operating expenses	$58,149	$58,049	$119,668	$113,367

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended				Six Months Ended
	September 30,				September 30,
	2012		2011		2012		2011

GAAP Operating income	$34,517		$36,897		$66,613		$71,933
Stock-based compensation	4,862		4,508		9,482		8,687
Accelerated depreciation	544		—		725		—
Purchase accounting amortization	—		133		—		329
Non-GAAP Operating income	$39,923		$41,538		$76,820		$80,949

GAAP Net income	$25,924		$27,521		$49,487		$54,252
Stock-based compensation	4,862		4,508		9,482		8,687
Accelerated depreciation	544		—		725		—
Purchase accounting amortization	—		133		—		329
Income tax effect	(1,648)	(1)	(1,491)	(2)	(3,069)	(1)	(2,847)	(2)
Non-GAAP Net income	$29,682		$30,671		$56,625		$60,421

GAAP Diluted earnings per common share	$0.61		$0.60		$1.16		$1.16
Stock-based compensation	0.11		0.10		0.22		0.19
Accelerated depreciation	0.01		—		0.01		—
Income tax effect	(0.03)		(0.03)		(0.06)		(0.06)
Non-GAAP Diluted earnings per common share	$0.70		$0.67		$1.33		$1.29

Shares used in diluted earnings per common share calculation	42,403		45,717		42,521		46,950

(1) Excluded amount represents tax benefits from stock-based compensation and accelerated depreciation.
(2) Excluded amount represents tax benefit from stock-based compensation and purchase accounting amortization.

Use of Non-GAAP Financial Information
For the periods presented, we have excluded certain non-cash expenses and charges, net of tax, including stock-based compensation related to stock options, restricted stock and employee stock purchases, purchase accounting amortization and accelerated depreciation from non-GAAP operating income, non-GAAP operating margin and non-GAAP diluted EPS.  We exclude these expenses from our non-GAAP measures primarily because management does not consider them as part of our target operating model.  We believe that the use of non-GAAP financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results to our long-term target operating model goals. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, gross margin, operating income, operating margin, the effective tax rate, net income or EPS prepared in accordance with GAAP.

Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and other Unaudited GAAP Data
($ in thousands, except per share data)
	Q112	Q212	Q312	Q412	Q113	Q213
GAAP Gross profit	$94,058	$98,966	$96,212	$95,115	$97,696	$97,228
Stock-based compensation	546	559	559	548	596	526
Accelerated depreciation	—	—	—	—	124	318
Purchase accounting amortization	125	62	—	—	—	—
Non-GAAP Gross profit	$94,729	$99,587	$96,771	$95,663	$98,416	$98,072
Non-GAAP Gross profit %	53.9%	56.3%	52.8%	53.9%	54.3%	54.7%

GAAP Operating expenses	$59,022	$62,069	$58,805	$63,102	$65,600	$62,711
Stock-based compensation	(3,633)	(3,949)	(4,020)	(3,667)	(4,024)	(4,336)
Accelerated depreciation	—	—	—	—	(57)	(226)
Purchase accounting amortization	(71)	(71)	—	—	—	—
Non-GAAP Operating expenses	$55,318	$58,049	$54,785	$59,435	$61,519	$58,149

GAAP Operating income	$35,036	$36,897	$37,407	$32,013	$32,096	$34,517
Stock-based compensation	4,179	4,508	4,579	4,215	4,620	4,862
Accelerated depreciation	—	—	—	—	181	544
Purchase accounting amortization	196	133	—	—	—	—
Non-GAAP Operating income	$39,411	$41,538	$41,986	$36,228	$36,897	$39,923
Non-GAAP Operating income %	22.4%	23.5%	22.9%	20.4%	20.3%	22.3%

GAAP Income before income taxes	$35,677	$36,839	$37,813	$32,273	$32,108	$34,792
Stock-based compensation	4,179	4,508	4,579	4,215	4,620	4,862
Accelerated depreciation	—	—	—	—	181	544
Purchase accounting amortization	196	133	—	—	—	—
Non-GAAP Income before income taxes	$40,052	$41,480	$42,392	$36,488	$36,909	$40,198

GAAP Income tax expense	$8,946	$9,318	$6,915	$8,387	$8,545	$8,868
Income tax effect of stock-based compensation	1,282	1,441	1,448	1,292	1,382	1,532
Income tax effect of accelerated depreciation	—	—	—	—	39	116
Income tax effect of purchase accounting amortization	74	50	—	—	—	—
Tax benefit from the expiration of certain statutes of limitations	—	—	1,507	—	—	—
Non-GAAP Income tax expense	$10,302	$10,809	$9,870	$9,679	$9,966	$10,516
Non-GAAP Income tax expense as a % of Non-GAAP Income before income taxes	25.7%	26.1%	23.3%	26.5%	27.0%	26.2%

Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and other Unaudited GAAP Data (Continued)
($ in thousands, except per share data)
	Q112	Q212	Q312	Q412	Q113	Q213
GAAP Net income	$26,731	$27,521	$30,898	$23,886	$23,563	$25,924
Stock-based compensation	4,179	4,508	4,579	4,215	4,620	4,862
Accelerated depreciation	—	—	—	—	181	544
Purchase accounting amortization	196	133	—	—	—	—
Income tax effect	(1,356)	(1,491)	(2,955)	(1,292)	(1,421)	(1,648)
Non-GAAP Net income	$29,750	$30,671	$32,522	$26,809	$26,943	$29,682

GAAP Diluted earnings per common share	$0.56	$0.60	$0.71	$0.55	$0.55	$0.61
Stock-based compensation	0.09	0.10	0.11	0.10	0.11	0.11
Accelerated depreciation	—	—	—	—	—	0.01
Income tax effect	(0.03)	(0.03)	(0.07)	(0.03)	(0.03)	(0.03)
Non-GAAP Diluted earnings per common share	$0.62	$0.67	$0.75	$0.62	$0.63	$0.70

Shares used in diluted earnings per common share calculation	48,060	45,717	43,640	43,329	42,570	42,403

SUMMARY OF UNAUDITED GAAP DATA
($ in thousands)
Net revenues from unaffiliated customers:
Office and Contact Center	$130,999	$136,395	$133,335	$130,980	$134,033	$133,119
Mobile	32,164	28,341	36,024	35,296	36,157	33,305
Gaming and Computer Audio	7,395	8,381	9,209	6,870	6,789	7,797
Clarity	5,042	3,831	4,668	4,438	4,386	5,059
Total net revenues	$175,600	$176,948	$183,236	$177,584	$181,365	$179,280

Net revenues by geographic area from unaffiliated customers:
Domestic	$100,291	$101,196	$99,070	$105,676	$104,078	$107,513
International	75,309	75,752	84,166	71,908	77,287	71,767
Total net revenues	$175,600	$176,948	$183,236	$177,584	$181,365	$179,280

Balance Sheet accounts and metrics:
Accounts receivable, net	$108,516	$103,026	$109,677	$111,771	$108,300	$108,070
Days sales outstanding (DSO)	56	52	54	57	54	54
Inventory, net	$57,697	$60,717	$57,799	$53,713	$58,932	$61,639
Inventory turns	5.7	5.1	6.0	6.1	5.7	0.3